SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2005

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 8.01. Other Events and Regulation FD Disclosure

On September 13, FiberMark issued a press release (Exhibit 99.1) reporting the departure of its president, Duncan Middleton.

This exhibit is filed herewith and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release, Dated September 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: September 13, 2005	By:	/s/ John E. Hanley
John E. Hanley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1*	Press Release, Dated September 13, 2005
* Filed herewith

FOR IMMEDIATE RELEASE	Contact:	Janice C. Warren
Director of Investor Relations and Corporate Communications
802 257 5981

FiberMark Announces Departure of Duncan Middleton, President

BRATTLEBORO, VERMONT—September 13, 2005—FiberMark, Inc. (OTCBB: FMKIQ) today announced that A. Duncan Middleton, who has served as FiberMark’s president since January 2002, has left the company to pursue other interests. Alex Kwader, chairman of the board and chief executive officer, will assume Middleton’s responsibilities and the position will not be filled at this time. Middleton will no longer serve as a member of the Board of Directors.

Middleton’s departure reflects the continuing need to balance the company’s organizational resources with the size of its business, as well as pending chapter 11 ownership changes, according to Kwader. “We thank Duncan for his service and many contributions to FiberMark during the past few years,” Kwader said.

The company has indicated that it expects to emerge from chapter 11 by the end of 2005. A transition to a new Board of Directors, whose members have been named, is expected following the company’s emergence.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe. Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, electrical and graphic arts applications; wallpaper, building materials and sandpaper; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This document contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the company's Form 10-K/A as filed with the SEC on May 4, 2005, which is also accessible on the company's Web site.